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                                                                    EXHIBIT 23.2





                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
724 Solutions Inc.


We consent to the use of our report dated January 23, 2002, relating to the consolidated balance sheets of 724 Solutions Inc. as of December 31, 2001 and 2000, and the related consolidated statement of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference.




/s/ KPMG LLP


Chartered Accountants
Toronto Canada


August 26, 2002